Exhibit 5.1

October 1, 2024

CONSOL Energy Inc.

275 Technology Drive, Suite 101

Canonsburg, Pennsylvania 15317

RE:	CONSOL Energy Inc.
Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to CONSOL Energy Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-4 (as amended or supplemented, the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration of the offering of up to 24,754,417 shares of the Company’s common stock, par value $0.01 (the “Shares”), pursuant to the Agreement and Plan of Merger, dated as of August 20, 2024 (the “Merger Agreement”), by and among the Company, Mountain Range Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and Arch Resources, Inc., a Delaware corporation (“Arch”). Upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Arch (the “Merger”), with Arch continuing as the surviving corporation in the Merger and a wholly owned subsidiary of the Company. This opinion letter is being furnished in accordance with the requirements of Item 21 of Form S-4 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

In connection with this opinion letter, we have examined the Registration Statement and the Merger Agreement. In addition, we have examined and relied upon the following:

(i)

a certificate from the Secretary of the Company certifying as to (A) true and correct copies of the certificate of incorporation and bylaws of the Company, in each case as amended to date; and (B) the resolutions of the Board of Directors of the Company with respect to the Merger and the Registration Statement;

(ii)	a certificate dated October 1, 2024 issued by the Secretary of State of the State of Delaware attesting to the corporate status and good standing of the Company in the State of Delaware; and

(iii)	originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

For all purposes of the opinion expressed herein, we have assumed, without independent investigation, the following: (a) to the extent that we have reviewed and relied upon certificates of the Company or authorized representatives thereof and certificates and assurances from public officials, all of such certificates, representations and assurances are accurate with regard to factual matters; (b) all documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents; (c) the genuineness of all signatures; and (d) the Registration Statement will be effective under the Securities Act.

Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that the Shares have been duly authorized and, when issued and delivered in accordance with the Merger Agreement, will be validly issued, fully paid and non-assessable.

Our opinion is limited to the Delaware General Corporation Law as in effect on the date hereof, and we do not express any opinion concerning any other law.

CONSOL Energy Inc.

October 1, 2024

The foregoing opinion is being furnished only for the purpose referred to in the first paragraph of this opinion letter. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the joint proxy statement/prospectus contained in the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ McGuireWoods LLP